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EXHIBIT 10.6
                                   SCHEDULE I

     7.4 Stock Purchase Option. Each share of the Common Stock of X-Ceptor Therapeutics, Inc. (the "Company") and all shares of Common Stock into which any of the Company's securities are convertible (including shares issuable upon exercise or conversion of options, warrants and other exercisable or convertible securities) ("X-Ceptor Capital Stock") is subject ot an exclusive irrevocable option (the "Ligand Option") held by Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand") to purchase all of the shares of X-Ceptor Capital Stock. The Ligand Option may be exercised only as to all, but not less than all, of the issued and outstanding shares of X-Ceptor Capital Stock. The Ligand Option is exercisable at any one time during the fifteen (15) day period immediately preceding the earliest to occur of (a) ninety (90) days prior to the third anniversary of the date of the closing (the "Closing Date") of the transactions contemplated by the Series B Preferred Stock Purchase Agreement, dated June 30, 1999 (the "Third Anniversary"), (b) sixty (60) days following the delivery of notice by the Company to Ligand that its cash and cash equivalents as of the end of the month immediately preceding the notice are less than $5,000,000 (the "Cash Balance Notice"), or (c) such earlier date upon which the Ligand Option terminates; provided that Ligand may extend the period within which it can exercise the Option until the fourth anniversary of the Closing Date (the "Extension Anniversary") by providing notice no later than the earlier of ninety (90) days prior to the Third Anniversary or fifteen (15) days following the Cash Balance Notice and providing additional funding of $5,000,000 in cash to the Company no later than fifteen (15) days following the earlier of the Third Anniversary or receipt of the Cash Balance Notice (the "Option Expiration Date"), in which case Ligand may exercise the Ligand Option at any one time during the fifteen (15) day period immediately preceding the date which is 90 days prior to the Extension Anniversary.

     (a) Exercise Price. Upon exercise of the Ligand Option, Ligand shall pay for the outstanding X-Ceptor Capital Stock (other than shares held by Ligand, its affiliates (in excess of an aggregate of 200,000 shares of Common Stock) or any of their transferees) (the "Option Exercise Price") as follows:

          (i) The fair market value of a share of Common Stock (the "Fair Market Value") shall be determined in accordance with the following formula:

                                     A = B/C

        Where: A    = Fair Market Value per share of Common Stock

               B = $61,400,000 less an amount equal to product of (i) $2.07432, multiplied by (ii) the excess, if any, of (A) 18,900,000, over (B) the aggregate number of shares of Series B Preferred sold by the Company on the Closing Date and within 120 days of the Closing Date (such amount being the "Series B Shortfall") if the Exercise Date occurs at any time on or before the Third Anniversary, or $79,800,000 less an amount equal to the

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                    product of (i) $2.6959, multiplied by
                    (ii) the Series B Shortfall if the Exercise Date occurs after the Third Anniversary

               C = Number of shares of Common Stock outstanding on the Option Closing Date taking into account the automatic conversion of any shares of Preferred Stock pursuant to the Company's Certificate of Incorporation immediately prior to the Option Closing Date (excluding any shares held by Ligand, its affiliates (in excess of an aggregate of 200,000 shares of Common Stock) or any of their transferees) and including all shares issuable upon conversion or exercise of options, warrants, convertible notes or other convertible or exercisable securities (collectively, "Convertible Securities")

         (ii) Ligand shall first make a payment for each outstanding Convertible Security in accordance with the following formula (collectively, the "Convertible Securities Payment"), which shall be calculated separately for each Convertible Security:


                                 X = (A - B) * C

        Where: X    = Payment for each outstanding Convertible Security

               A = Fair Market Value per share of Common Stock into which the Convertible Security is exercisable or convertible (as determined in accordance with Section 7.4(a)(i) above)

               B = Per share Exercise or conversion price for the Convertible Security

               C = Number of shares of Common Stock into which the Convertible Security is exercisable or convertible

     If A is less than B, no payment shall be required for such Convertible Security.

          (iii) Ligand shall then make a payment for each outstanding share of X-Ceptor Common Stock in accordance with the following formula:


                                  Y = (B - C)/D

        Where: Y    = Payment for each outstanding share of Common Stock

               B = $61,400,000 less an amount equal to product of (i) $2.07432, multiplied by (ii) the Series B Shortfall if


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                    the Exercise Date occurs at any time on or before the Third
                    Anniversary, or $79,800,000 less an amount equal to the product of (i) $2.6959, multiplied by (ii) the Series B Shortfall if the Exercise Date occurs after the Third Anniversary

               C    = Convertible Securities Payment

               D = Number of shares of X-Ceptor Common Stock outstanding on the Option Closing Date taking into account the automatic conversion of any shares of Preferred Stock pursuant to the Company's Certificate of Incorporation immediately prior to the Option Closing Date (excluding any shares held by Ligand, its affiliates (in excess of an aggregate of 200,000 shares of Common Stock) or any of their transferees) but excluding all Convertible Securities and shares of X-Ceptor Common Stock issuable upon exercise or conversion thereof.

     (b) Form of Payment. Subject to Sections 7.4(e) and (f) hereof, the Option Exercise Price calculated in accordance with Section 7.4(a) may be paid in cash, in shares of Ligand Common Stock or in any combination thereof, at the sole discretion of Ligand. The number of shares of Ligand Common Stock to be delivered in payment of all or a portion of the Option Exercise Price shall be determined by dividing the portion of the Option Exercise Price to be paid in shares of Ligand Common Stock by the lower of (a) the average of the last sale price of Ligand Common Stock quoted on the Nasdaq National Market or, if then traded on a national securities exchange, the average of the closing prices of Ligand Common Stock on the principal national securities exchange on which listed or, if quoted on the Nasdaq over-the-counter system, the average of the mean of the closing bid and asked prices of Ligand Common Stock quoted on such system (in each event, the "Ligand Closing Price"), on each of the twenty (20) trading days immediately preceding the date Ligand gives written notice of the exercise of the Ligand Option as provided in Section 7.4(c) hereof (such date of delivering the notice being the "Exercise Date") and (b) the closing price on the Exercise Date. No fractional shares of Ligand Common Stock shall be issued in payment of all or a portion of the Option Exercise Price. Instead of any fractional shares of Ligand Common Stock that would otherwise be issuable in payment of all or a portion of the Option Exercise Price, Ligand shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest multiplied by the lower of (a) the average of the Ligand Closing Price on each of the twenty (20) trading days immediately preceding the Exercise Date and (b) the closing price on the Exercise Date.


     (c) Manner of Exercise. To exercise the Ligand Option, Ligand shall give written notice on or before the Option Expiration Date in accordance with the first paragraph of Section 7.4 to each holder of record of X-Ceptor Capital Stock and to the Company, which notice shall state that the Ligand Option is being exercised and shall set forth: (i) the Option Exercise Price determined in accordance with Section 7.4(a) hereof; (ii) the portion, if any, of the Option Exercise Price to be paid in cash and the portion, if any, of the Option Exercise Price to be paid in shares of Ligand Common Stock; (iii) the date on which all of X-Ceptor Capital Stock shall be purchased in accordance with the terms hereof, which date shall be (x) the earlier to

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occur of (1) the Third Anniversary, (2) the date which is sixty (60) days following the date on which X-Ceptor delivers the Cash Balance Notice, or (y) if Ligand shall have extended the term of the Ligand Option, the Extension Anniversary; provided, however, that such date shall be extended at the option of the holders of 66 2/3% of X-Ceptor Common Stock (other than Ligand, its affiliates (in excess of an aggregate of 200,000 shares of Common Stock) and transferees) until such time as the registration statement referred to in
Section 7.4(f) shall become effective (such date being the "Option Closing Date"); and (iv) any instructions that such holders will need to obtain payment of the Option Exercise Price. The Ligand Option shall be deemed to be exercised on the Exercise Date, at which time the decision to exercise the Ligand Option shall be deemed irrevocable. If Ligand elects to exercise the Ligand Option by delivering solely shares of Ligand Common Stock, such exercise may occur by means of a merger of either a subsidiary of Ligand with and into the Company or the Company with and into a subsidiary of Ligand (the "Merger") pursuant to which X-Ceptor Capital Stock shall be cancelled in exchange for the shares of Ligand Common Stock delivered; provided, however, that in no event shall any of the holders of X-Ceptor Capital Stock be required to make any representations or warranties, incur any liabilities or assume any obligations in connection with such Merger.

     (d) [Intentionally Omitted].

     (e) Payment Agent. Subject to the provisions of Section 7.4(f) hereof on or before the Option Closing Date, Ligand shall deposit the full amount of the Option Exercise Price for all of the X-Ceptor Capital Stock with a bank, transfer agent or similar entity designated by Ligand (the "Payment Agent") to pay, on Ligand's behalf, the Option Exercise Price. All cash, if any, and Ligand Common Stock, if any, deposited with the Payment Agent shall be delivered in trust for the benefit of the holders of record of X-Ceptor Capital Stock or any Preferred Stock not yet converted on the Exercise Date. Ligand shall provide the Payment Agent with irrevocable instructions to pay, on or after the Option Closing Date, the Option Exercise Price for X-Ceptor Capital Stock to such record holders upon surrender of their certificates representing shares of X-Ceptor Capital Stock. Payment for shares of X-Ceptor Capital Stock shall be mailed to each such record holder at the address set forth in Company's records or at the address provided by each such record holder or, if no address is set forth in Company's records for any such record holder or provided by any such record holder, to such record holder at the address of the Company, but only upon receipt from each such record holder of certificates evidencing shares of X-Ceptor Capital Stock or a lost stock affidavit and indemnity in lieu thereof; provided that payment for shares of the Series A Preferred Stock or Series B Preferred Stock of the Company (or any shares of Common Stock issued upon conversion thereof) shall be made on the Option Closing Date by wire transfer of immediately available funds to each record holder thereof in accordance with the wire transfer instructions provided by such record holders in writing no less than five (5) business days prior to the Option Closing Date. Any cash or Ligand Common Stock deposited with the Payment Agent pursuant to this Section 7.4(e) that remains unclaimed for two (2) years following the Option Closing Date and all interest and/or dividends earned thereon shall be automatically returned to Ligand.

     (f) Registration and Listing. If Ligand fails by the Option Closing Date to have both (a) a registration statement declared effective under the Securities Act with respect to the shares of Ligand Common Stock, if any, to be delivered as payment pursuant to the exercise of the Ligand Option which registration statement covers the public resale by the holders of such

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shares for a period of two (2) years after its effectiveness and (ii) the shares of Ligand Common Stock to be issued in connection therewith (1) listed on the Nasdaq National Market, or (2) if Ligand Common Stock is traded on a national securities exchange, listed on such exchange, or (3) if Ligand Common Stock is listed on neither the Nasdaq National Market, nor a national securities exchange, qualified for inclusion in the Nasdaq over-the-counter system, then Ligand shall be obligated to make such payment all in cash on the Option Closing Date. Notwithstanding any other provision herein to the contrary, Ligand shall not be in breach or violation of this Section 7.4 for any failure to timely pay any amount due and payable to record holders of X-Ceptor Capital Stock hereunder in shares of Ligand Common Stock if such failure to timely pay such amount arises from delay in satisfying any of the provisions of this Section 7.4(f) so long as Ligand shall have taken all reasonable actions and shall have acted diligently in attempting to timely satisfy such provisions and shall continue to diligently seek the satisfaction thereof; provided, however, that such delay may not exceed thirty (30) days from the originally scheduled Option Closing Date.

     (g) Transfer of Title. Transfer of title to Ligand of all of the issued and outstanding shares of X-Ceptor Capital Stock shall be deemed to occur automatically on the Option Closing Date subject to the payment by Ligand on such date of the amount owing to the record holders of X-Ceptor Capital Stock as determined in accordance with Section 7.4(a) hereof, and thereafter the Company shall be entitled to treat Ligand as the sole holder of record of all issued and outstanding shares of X-Ceptor Capital Stock, notwithstanding the failure of any holder of shares of X-Ceptor Capital Stock to tender certificates representing such shares to the Payment Agent for payment therefor in accordance with Section 7.4(e) hereof. After the Option Closing Date, the record holders of X-Ceptor Capital Stock as determined in connection with Section 7.4(c) hereof shall have no rights in connection with such X-Ceptor Capital Stock other than the right to receive the Option Exercise Price.

     (h) Legend.

         (i) Any certificates evidencing shares of X-Ceptor Capital Stock shall bear a legend in substantially the following form:

     THE SHARES OF X-CEPTOR THERAPEUTICS, INC. ("X-CEPTOR") EVIDENCED HEREBY ARE SUBJECT TO AN OPTION HELD BY LIGAND PHARMACEUTICALS INCORPORATED AS DESCRIBED IN X-CEPTOR'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED FROM TIME TO TIME, AND IN A PURCHASE AGREEMENT AMONG X-CEPTOR, LIGAND PHARMACEUTICALS INCORPORATED AND THE OTHER PARTIES THERETO, AS AMENDED FROM TIME TO TIME (THE "PURCHASE AGREEMENT"), TO PURCHASE SUCH SHARES AT A PURCHASE PRICE DETERMINED PURSUANT TO ARTICLE IV, SECTION H OF X-CEPTOR'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND SECTION 7.4 OF THE PURCHASE AGREEMENT, EXERCISABLE BY WRITTEN NOTICE AT ANY TIME DURING THE PERIOD AS SET FORTH THEREIN. COPIES OF X-CEPTOR'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND THE PURCHASE AGREEMENT ARE AVAILABLE AT THE PRINCIPAL PLACE OF BUSINESS OF X-CEPTOR, AND SHALL BE FURNISHED TO ANY X-CEPTOR STOCKHOLDER UPON WRITTEN REQUEST WITHOUT COST.

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         (ii) Upon the termination or expiration (other than by exercise) of the
Ligand Option, the Company shall, at the request of any holder of shares of X-Ceptor Capital Stock bearing the legend described in this Section 7.4(h), take such steps as are necessary to remove such legend from such shares of X-Ceptor Capital Stock.

     (i) Assignment.

          (i) Ligand may assign, delegate, transfer or sell any or all of its rights or obligations under this Section 7.4, in whole or in part, to any person or entity without the prior approval of the holders of record of the outstanding shares of X-Ceptor Capital Stock; provided, however, that, Ligand shall not, without the prior approval of the holders of record of a majority of the outstanding shares of X-Ceptor Capital Stock (except for Ligand, affiliated companies and their transferees) not prohibited from approving such matter by contract or otherwise, make such an assignment, delegation, transfer or sale unless such person or entity (A) shall be a solvent corporation or other such entity, (B) shall have, immediately after such acquisition, merger, consolidation or similar transaction, a tangible net worth (determined in accordance with generally accepted accounting principles then in effect) at least equal to the tangible net worth (as so determined) of Ligand immediately prior thereto, and (C) shall have agreed in writing to be bound by the terms of this Section 7.4, (a "Qualified Person or Entity"), except that such Qualified Person or Entity shall only be entitled to pay the Option Exercise Price in cash; provided further, that in the event of any assignment, delegation, transfer or sale, Ligand shall provide written notice to such record holders of any such assignment, delegation, transfer or sale not later than thirty (30) days after such assignment, delegation, transfer or sale setting forth the identity and address of the assignee and summarizing the terms of the assignment, delegation, transfer or sale.

          (ii) Upon the assignment, delegation, transfer or sale by any record holder of X-Ceptor Capital Stock, (A) this Agreement shall automatically be assigned to, assumed by and binding upon such record holder's assignee, purchaser or transferee and (B) such shares of X-Ceptor Capital Stock shall continue to be subject to the Ligand Option and the other terms and conditions of this Agreement.

          (iii) A change in control of a party hereto (except as set forth in Section 7.4(j)) shall not be deemed to be an assignment or transfer by such party.

          (iv) Subject to the foregoing, this Section 7.4 shall be binding upon the successors and assigns of the parties.

     (j) Automatic Assignment. Notwithstanding the provisions of Section 7.4

          (i) hereof, in the event of: (i) a consolidation or merger of Ligand with or into any Qualified Person or Entity, other than a wholly-owned subsidiary, in which the stockholders of Ligand own less than a majority of the voting stock of the surviving corporation immediately following such consolidation or merger, or

          (ii) a sale of all or substantially all of the assets of Ligand to any Qualified Person or Entity, or

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          (iii) any transaction approved by Ligand in which more than 50% of the then outstanding Ligand Common Stock is transferred to any Qualified Person or Entity, then all of Ligand's rights and obligations under this Section 7.4 shall automatically be assigned, delegated and transferred to such Qualified Person or Entity, and such Qualified Person or Entity may exercise the Option in Ligand's stead; provided, however, that such person or entity may only pay the Option Exercise Price in cash.

     (k) Termination. Ligand's right to exercise the Ligand Option shall terminate on the earliest to occur of: (i) the Option Closing Date; (ii) if the Ligand Option is not exercised, the earliest to occur of (A) ninety (90) days prior to the Third Anniversary or (B) sixty (60) days following delivery of the Cash Balance Notice, unless Ligand has extended the period within which it can exercise the Ligand Option as contemplated by Section 7.4(a) hereof, in which case Ligand's rights to exercise the Ligand Option shall terminate ninety (90) days prior to the Extension Anniversary; or (iii) at the sole option of the Company following occurrence of any of the following events: (A) Ligand fails to make the payment described in Section 7.4(b) hereof on the Option Closing Date in accordance with Section 7.4(e) hereof; (B) Ligand (1) seeks the liquidation, reorganization, dissolution or winding-up of itself or the composition or readjustment of all or substantially all of its debts, (2) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its assets, (3) makes a general assignment for the benefit of its creditors, (4) commences a voluntary case under Title 11 of the United States Code, (5) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debt or
(6) adopts any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing; (C) a proceeding or case is commenced without the application or consent of Ligand and such proceeding or case continues undismissed, or an order, judgment or decree approving or ordering any of the following is entered and continues unstayed and in effect for a period of sixty (60) days from and after the date service of process is effected upon Ligand, seeking (1) Ligand's liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts,
(2) the appointment of a trustee, receiver, custodian, liquidator or the like of Ligand or of all or substantially all of its assets or (3) similar relief in respect of Ligand under any law relating to bankruptcy, insolvency, reorganization, winding up or the composition or readjustment of debt; or (D) material default by Ligand on any material loan agreement which default is not cured in accordance with such loan agreement. Company shall promptly notify each holder of record of X-Ceptor Capital Stock in writing upon the occurrence of an event specified in Section 7.4(k)(iii) herein.

     (l) Amendments. Any term of this Section 7.4 may be amended and the observance of any term of this Section 7.4 may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only with the written consent of the Company, Ligand and sixty-six and two-thirds percent (66-2/3%) of the shares of then outstanding Series B Preferred (other than Ligand, its affiliates (in excess of an aggregate of 200,000 shares of Common Stock) or transferees).

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     (m) Preservation of Ligand's Rights. Company shall not take, or permit any other person or entity within its control to take, any action inconsistent with Ligand's rights under this Section 7.4. Company shall not enter into any arrangement, agreement or understanding, either oral or written, that is inconsistent with the rights of Ligand and the obligations of Company under this
Section 7.4.

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